Exhibit 99.1

DRUGMAX TO BE TRADED UNDER THE SYMBOL “DMAXD”

CLEARWATER, Fla. – November 15, 2004 — DrugMax, Inc. (Nasdaq: DMAXD), a leading specialty pharmaceutical distributor of health-related products, and Familymeds Group, Inc., one of the nation’s largest operators of specialty pharmacies at the point of medical care, announced earlier today that the companies completed their previously announced merger. The company was informed by Nasdaq the listing for the merged company shall be “DMAXD” for approximately 20 days. The symbol will return to “DMAX” thereafter. The symbol was modified to alert the public that a reverse merger has taken place.

About DrugMax, Inc.

DrugMax, Inc. (Nasdaq: DMAXD) is a full-line, wholesale distributor of pharmaceuticals, over-the-counter products, health and beauty care products, nutritional supplements and other related products. The Company is headquartered in Clearwater, Florida and maintains distribution centers in Pennsylvania and Louisiana. The Company distributes its products primarily to independent pharmacies in the continental United States, and secondarily to small and medium-sized pharmacy chains, alternative care facilities and other wholesalers. While the Company ships to all 50 states and Puerto Rico, its sales tend to be concentrated around its distribution centers in Pennsylvania and Louisiana and largely populated states such as New York, California, Texas and Florida. The Company maintains an inventory from leading manufacturers and holds licenses to ship to all 50 states and Puerto Rico.

Familymeds Group, Inc. (www.familymeds.com) is a specialty pharmacy group with a unique strategy of locating pharmacies at or near a patient’s point of medical care. The company owns and operates more than 70 professional pharmacies in 14 states. The majority of these pharmacies are located at or near the point of care between physicians and patients, many times inside or near medical office buildings. The collaboration between physician and professional pharmacy creates a different pharmacy experience. Across these distribution channels, Familymeds annually services over 400,000 acute and chronically ill patients, many with complex specialty and medical product needs. More information about DrugMax is available at www.drugmax.com, or 860-676-1222 x112.

Safe Harbor Provisions

Certain oral statements made by management from time to time and certain statements contained in press releases and periodic reports issued by DrugMax, Inc. (the “Company”), including those contained herein, that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and include among other items, statements regarding (a) the Company’s strategies regarding growth and business expansion, including its strategy of focusing on higher-margin products while reducing costs, (b) the Company’s merger with Familymeds Group, Inc. and other potential future acquisitions, (c) the Company’s financing plans, (d) trends affecting the Company’s financial condition or results of operations; and (e) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When used in this report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions are generally intended to identify forward-looking statements.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) changes in the regulatory and general economic environment related to the health care and pharmaceutical industries, including possible changes in reimbursement for healthcare products and in manufacturers’ pricing or distribution policies; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified marketing, management or other personnel, and increased labor and inventory costs; (iv) changes regarding the availability and pricing of the products which the Company distributes, as well as the loss of one or more key suppliers for which alternative sources may not be available, and (vi) the Company’s ability to integrate acquired businesses. Further information relating to factors that could cause actual results to differ from those anticipated is included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2004, particularly under the headings “Risk Factors,” “Business,” and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Company’s Form 10-Q for the quarter ended September 30, 2004. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.